Total Number of Pages: 6
Exhibit Index on Sequential Page No.:  3




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   January 7, 1997
                                                   -----------------


                                ORNDA HEALTHCORP
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       1-11591                                          75-1776092
(Commission File Number)                      (IRS Employer Identification No.)

3401 West End Avenue, Nashville, Tennessee                37203
(Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code:  (615) 383-8599

Item 5.  Other Events.

         The Registrant hereby incorporates by reference the information about the Registrant set forth in Exhibit 99 attached hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  99 The first two pages of Registrant's news release dated January 7, 1997.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ORNDA HEALTHCORP

                                        By: /s/ Ronald P. Soltman
                                            Ronald P. Soltman
                                            Senior Vice President

Date:    January 7, 1997

                                  EXHIBIT INDEX

                                                                     Sequential
No.      Subject Matter                                                Page No.

99       The first two pages of Registrant's news
         release dated January 7, 1997........................................4

                                                                     Exhibit 99

[OrNda Letterhead]

FOR IMMEDIATE RELEASE:

Contact:          Keith B. Pitts
                  Executive Vice President and Chief Financial Officer
                    or
                  Thomas A. Bartels
                  Director of Investor Relations
                  OrNda HealthCorp
                  (615) 383-8599


         ORNDA REPORTS FIRST QTR EPS OF $0.44 ON REVENUE GROWTH OF 29.1%

NASHVILLE, Tennessee (January 7, 1997) -- OrNda HealthCorp (NYSE:ORN) today reported that net income applicable to common shares for the three months ended November 30, 1996, increased 34.9% to $26.4 million from $19.6 million in the first quarter of last year. Earnings per share rose to $0.44 for the first quarter ended November 30, 1996, on 60.5 million weighted average common and common equivalent shares, compared with $0.40 for the same period last year on
49.5 million weighted average common and common equivalent shares. Revenue for the first quarter of fiscal 1997 increased 29.1% to $637.1 million compared with $493.6 million in last year's first quarter. OrNda's EBITDA margin improved to 15.5% for the first quarter of fiscal 1997 compared with 14.5% in the same period last year. Same hospital revenues, adjusted admissions and admissions rose by 2.8%, 2.2%, and 0.1%, respectively, over the same period in the prior year.

         Charles N. Martin, Jr., chairman, president and chief executive officer of OrNda HealthCorp, said, "We are pleased with our first quarter results, which is a continuation of the momentum we sustained throughout fiscal 1996. We believe the steps we have taken to date have placed OrNda's hospitals in a position to achieve success in a managed care environment. Our success in building and expanding integrated delivery systems with a comprehensive range of services has helped us secure additional managed care contracts and our relationships with payors and physicians have encouraged additional contracting with OrNda facilities."


                                     -MORE-

ORN Reports First Quarter Results
Page 4
January 7, 1997

         On December 23, 1996, subsequent to the first quarter, OrNda completed its acquisition of substantially all of the assets of United Western Medical Centers, a not-for-profit corporation headquartered in Santa Ana, California, which consist primarily of Western Medical Center, a 288-bed acute care hospital in Santa Ana, California; Western Medical Center-Anaheim, a 193- bed acute care hospital in Anaheim, California; and Western Medical Center-Bartlett, a 202-bed skilled nursing facility in Santa Ana, California.

         In closing, Mr. Martin said, "We are pleased with the progress being made in our proposed merger with Tenet Healthcare Corporation (NYSE:THC), which was announced on October 17, 1996. Once completed, this transaction will create a consolidated company with proforma revenues of approximately $8.7 billion, operating 126 hospitals in 22 states."

         Both OrNda and Tenet have announced special shareholder meetings for January 28, 1997, for shareholder approval of the proposed merger of the two companies.

         OrNda HealthCorp, based in Nashville, Tennessee, is the third largest investor-owned hospital management company in the United States. It is a leading provider of healthcare services, delivering a broad range of inpatient and outpatient healthcare services principally through the operation of 50 acute care hospitals located in urban and suburban communities in 15 states. For additional information on the Company, visit OrNda HealthCorp's Web site: http://www.orndahealth.com

                                      -###-

Additional Media Contact:   Paula Lovell
                            Lovell Communications Inc.
                            (615) 297-7766